Exhibit 15.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statements Nos. 333-12670, 333-12672, 333-98425, 333-101452, 333-107975, 333-116596 and
333-132251 on Form S-8 of our report relating to the financial statements of O2Micro International Limited dated April 16, 2007, appearing in the Annual Report on Form 20-F of O2Micro International Limited for the year ended December 31, 2006.




/s/ DELOITTE & TOUCHE
---------------------

Deloitte & Touche
Taipei, Taiwan
The Republic of China

June 18, 2007